Exhibit 99.1

Protective Life Corporation Post Office Box 2606 Birmingham, AL 35202 205-268-1000

FOR IMMEDIATE RELEASE

Protective Reports Results for the Second Quarter of 2010

BIRMINGHAM, Alabama (August 3, 2010) Protective Life Corporation (NYSE: PL) today reported results for the second quarter of 2010. Net income available to PL’s common shareowners for the second quarter of 2010 was $41.4 million, or $0.47 per average diluted share, as compared to net income available to PL’s common shareowners of $90.8 million, or $1.16 per average diluted share, in the second quarter of 2009.  Operating income, after tax, for the second quarter of 2010 was $54.3 million, or $0.62 per average diluted share, as compared to $80.9 million, or $1.03 per average diluted share, in the second quarter of 2009.

John D. Johns, Protective’s Chairman, President and Chief Executive Officer commented:

“We are pleased to report solid results in the second quarter. Adjusted for fair value accounting items, earnings in each of our core operating segments were in line with or ahead of our plan. We enjoyed strong sales trends and favorable mortality. We saw continued improvement in the market value of our securities portfolio and in our reported book value per share.  We were, however, slightly behind plan with respect to investment of excess liquidity in the quarter and this negatively impacted our Corporate segment. Our focus for the balance of the year is on continuing to achieve our business plan objectives, exploring opportunities for block of business acquisitions and enhancing margins and returns in our retail product lines.”

Business Segment Results

The table below sets forth business segment operating income before income tax for the periods shown:

Operating Income Before Income Tax

($ in thousands)

	2Q10	2Q09	$ Var	% Var
Life Marketing	$35,755	$37,179	$(1,424)	-3.8%
Acquisitions	30,190	35,041	(4,851)	-13.8%
Annuities	605	21,495	(20,890)	-97.2%
Stable Value Products	10,979	16,976	(5,997)	-35.3%
Asset Protection	6,616	4,656	1,960	42.1%
Corporate & Other	377	9,648	(9,271)	-96.1%
	$84,522	$124,995	$(40,473)

The following table reconciles segment operating income to consolidated net income available to PL’s common shareowners:

($ in thousands)

	2Q10	2Q09
Operating income before income tax	$84,522	$124,995
Realized investment gains (losses)	(19,565)	15,444
Less:
Periodic settlements on derivatives	42	1,163
Related amortization of deferred policy acquisition costs and value of businesses acquired	328	(942)
Income tax expense	23,216	49,461
Net Income available to PL’s common shareowners	$41,371	$90,757

Sales

The Company uses sales statistics to measure the relative progress of its marketing efforts. The Company derives these statistics from various sales tracking and administrative systems and not from its financial reporting systems or financial statements. These statistics measure only one of many factors that may affect future profitability of the business segments and therefore are not intended to be predictive of future profitability.

The table below sets forth business segment sales for the periods shown:

($ in millions)

	2Q10	2Q09	$ Var	% Var
Life Marketing	$42.9	$39.8	$3.1	7.8%
Annuities	738.1	609.7	128.4	21.1%
Stable Value Products	256.5	—	256.5	n/m
Asset Protection	88.4	76.2	12.2	16.0%

Review of Business Segment Results for Second Quarter

Life Marketing

Life Marketing segment pre-tax operating income was $35.8 million in the second quarter of 2010 as compared to $37.2 million in the second quarter of 2009. The decrease was primarily due to lower allocated investment income on the traditional line of business and slightly higher operating expenses. Favorable mortality of $9.7 million is included in the results of the second quarter of 2010 as compared to $9.9 million of favorable mortality included in the results of the second quarter of 2009.

Sales were $42.9 million in the second quarter of 2010, an increase of 7.8% as compared to $39.8 million in the second quarter of 2009.  Universal life insurance sales (including variable universal life) exceeded term insurance sales in the current quarter and were $25.3 million, as compared to $13.7 million in the second quarter of 2009. Term insurance sales in the current quarter were $17.6 million as compared to $26.1 million in the prior year’s quarter.

Acquisitions

Acquisitions segment pre-tax operating income was $30.2 million in the second quarter of 2010 as compared to $35.0 million in the second quarter of 2009, primarily due to expected runoff of the blocks of business.

Annuities

Annuities segment pre-tax operating income was $0.6 million in the second quarter of 2010 as compared to $21.5 million in the second quarter of 2009. The current quarter included $13.9 million of negative fair value changes, representing an unfavorable $20.9 million change as compared to the prior year’s quarter. The segment experienced continued growth in the account balance for the single premium deferred annuity and variable annuity lines during the second quarter of 2010.

Annuity account values reached a record $11.2 billion as of June 30, 2010, an increase of 20.6% over the past twelve months.  Net cash flows for the segment remained positive during the quarter.

Sales in the second quarter of 2010 were $738.1 million as compared to $609.7 million in the second quarter of 2009. The increase was primarily due to record variable annuity sales, partially offset by lower fixed annuity sales.  Variable annuity sales were $412.8 million in the second quarter of 2010, an increase of approximately 132.8%, as compared to $177.3 million in the second quarter of 2009.  Fixed annuity sales were $325.3 million in the second quarter of 2010 as compared to $432.4 million in the prior year’s second quarter.

Stable Value Products

Stable Value Products segment pre-tax operating income was $11.0 million in the second quarter of 2010 as compared to $17.0 million in the second quarter of 2009.  The decrease was a result of an expected decline in average account values and lower operating spreads.  Included in operating income during the second quarter of 2009 was $0.3 million of other income resulting from the early retirement of funding agreements.  There were no early funding agreement retirements in the second quarter of 2010. The spread was 126 basis points for the three months ended June 30, 2010.

Deposit balances as of June 30, 2010 were $3.5 billion. Total sales were $256.5 million for the three months ended June 30, 2010.

Asset Protection

Asset Protection segment pre-tax operating income was $6.6 million in the second quarter of 2010 as compared to $4.7 million in the second quarter of 2009. The increase was primarily the result of a $1.2 million increase in earnings due to favorable loss experience in the guaranteed asset protection (“GAP”) product line and a $1.1 million increase in service contract earnings primarily due to higher volume.

Sales in the second quarter of 2010 were $88.4 million, an increase of $12.2 million, or 16.0%, as compared to the second quarter of 2009. Service contract sales increased $9.0 million and credit insurance sales increased $1.0 million as compared to the prior year’s quarter. Sales from other products increased $2.2 million, or 20.2%.

Corporate & Other

Corporate & Other segment pre-tax operating income was $0.4 million in the second quarter of 2010 as compared to $9.6 million in operating income for the second quarter of 2009. The mark-to-market on this trading portfolio negatively impacted income by $5.2 million for the three months ended June 30, 2010, and positively impacted income by $22.6 million in the prior year’s quarter.  Partially offsetting this was $9.5 million of gains on the repurchase of non-recourse funding obligations in the current quarter and $11.5 million of net improvement versus the prior year’s quarter related to the segment’s net investment income and interest expense.

Investments

•                  Total cash and investments were $31.0 billion as of June 30, 2010.  This includes $1.1 billion of cash and short-term investments.

•                  The net unrealized gain position on investments was a positive $241 million, after tax and DAC offsets, an improvement of $1.2 billion or approximately 125.2%, as compared to June 30, 2009.

•                  During the second quarter of 2010, the Company recorded a $16.8 million pre-tax loss on other-than-temporary impairments.

•                  Delinquent mortgage loans and foreclosed properties were $65.6 million as of June 30, 2010, representing 1.3% of the commercial mortgage loan portfolio. This amount includes $35.7 million of loans that were restructured pursuant to the terms of a pooling and servicing agreement.

Net income available to PL’s common shareowners for the second quarter of 2010 included:

•                  Net realized investment losses, after tax, of $13.0 million, or $0.15 per average diluted share, as compared to net realized investment gains, after tax, of $9.9 million, or $0.13 per average diluted share, in the second quarter of 2009.

•                  Pre-tax other-than-temporary impairments of $16.8 million, or $0.12 per average diluted share, are included in the $0.15 per share of net realized investment losses in the second quarter of 2010.

Net Realized Investment/Derivative Activity

($ per average diluted share)

	2Q 2010	2Q 2009

Impairments	$(0.12)	$(0.34)
Modco net realized gain	0.01	0.07
Net realized gains/(losses)-excluding Modco	0.04	0.11
Derivative gains/(losses) - interest rate related	(0.05)	0.23
All other	(0.03)	0.06
Total	$(0.15)	$0.13

Operating income differs from the GAAP measure, net income, in that it excludes realized investment gains (losses) and related amortization.  The tables below reconciles operating income to net income available to PL’s common shareowners:

Consolidated Results

($ in thousands; net of income tax)	2Q 2010	2Q 2009
After-tax Operating Income	$54,327	$80,862
Realized investment gains (losses) and related amortization
Investments	32,877	83,051
Derivatives	(45,833)	(73,156)
Net Income available to PL’s common shareowners	$41,371	$90,757

($ per average diluted share; net of income tax)	2Q 2010	2Q 2009
After-tax Operating Income	$0.62	$1.03
Realized investment gains (losses) and related amortization
Investments	0.37	1.06
Derivatives	(0.52)	(0.93)
Net Income available to PL’s common shareowners	$0.47	$1.16

For information relating to non-GAAP measures (operating income, total Protective Life Corporation’s shareowners’ equity per share excluding other comprehensive income (loss), operating return on average equity, and net income available to PL’s common shareowners return on average equity) in this press release, please refer to the disclosure at the end of this press release and to the Company’s Supplemental Financial Information located on the Company’s website at www.protective.com.  All per share results used throughout this press release are presented on a diluted basis, unless otherwise noted.

	Rolling Twelve Months Ended
	June 30,
	2010	2009

Operating Income Return on Average Equity	10.9%	10.4%

Net Income available to PL’s common shareowners’ Return on Average Equity	9.7%	(0.1)%

Operating income return on average equity and net income available to PL’s common shareowners return on average equity are measures used by management to evaluate the Company’s performance. Operating income return on average equity for the twelve months ended June 30, 2010 was calculated by dividing operating income for this period by the average ending balance of total Protective Life Corporation’s shareowners’ equity (excluding accumulated other comprehensive income (loss)) for the five most recent quarters. Net income available to PL’s common shareowners return on average equity for the twelve months ended June 30, 2010, was calculated by dividing net income available to PL’s common shareowners for this period by the average ending balance of total Protective Life Corporation’s shareowners’ equity (excluding accumulated other comprehensive income (loss)) for the five most recent quarters.

Reconciliation of Total Protective Life Corporation’s Shareowners’ Equity, Excluding
Accumulated Other Comprehensive Income (Loss)

($ in thousands)

	June 30,	December 31,
	2010	2009
Total Protective Life Corporation’s shareowners’ equity	$3,085,599	$2,478,821
Less: Accumuluated other comprehensive income (loss)	177,490	(321,169)
Total Protective Life Corporation’s shareowners’ equity excluding accumulated other comprehensive income (loss)	$2,908,109	$2,799,990

Reconciliation of Total Protective Life Corporation’s Shareowners’ Equity per share,
Excluding Accumulated Other Comprehensive Income (Loss) per share

($ per common share oustanding)

	June 30,	December 31,
	2010	2009
Total Protective Life Corporation’s shareowners’ equity	$36.02	$28.96
Less: Accumuluated other comprehensive income (loss)	2.07	(3.76)
Total Protective Life Corporation’s shareowners’ equity excluding accumulated other comprehensive income (loss)	$33.95	$32.72

2010 Guidance

Protective will not provide 2010 earnings guidance but will discuss the outlook for the remainder of 2010 during its second quarter 2010 earnings call as scheduled below.

Conference Call

There will be a conference call for management to discuss the quarterly results with analysts and professional investors on August 4, 2010 at 8:00 a.m. Eastern. Analysts and professional investors may access this call by dialing 1-800-798-2884 (international callers 1-617-614-6207) and entering the conference passcode: 48780161. A recording of the call will be available from 12:00 p.m. Eastern August 4, 2010 until midnight August 17, 2010. The recording may be accessed by calling 1-888-286-8010 (international callers 1-617-801-6888) and entering the passcode: 28984567.

The public may access a live webcast of the call, along with a call presentation, on the Company’s website at www.protective.com.

Supplemental financial information and the conference call presentation are available on the Company’s website at www.protective.com in the Analyst/Investor section under Financial Information/Quarterly & Other Reports.

Information Relating to Non-GAAP Measures

Throughout this press release, GAAP refers to accounting principles generally accepted in the United States of America. Consolidated and segment operating income (loss) are defined as income (loss) before income tax excluding net realized investment gains (losses) net of the related amortization of deferred policy acquisition costs (“DAC”), and value of businesses acquired (“VOBA”), and participating income from real estate ventures. Periodic settlements of derivatives associated with corporate debt and certain investments and annuity products are included in realized gains (losses) but are considered part of consolidated and segment operating income because the derivatives are used to mitigate risk in items affecting consolidated and segment operating income (loss). Management believes that consolidated and segment operating income (loss) provides relevant and useful information to investors, as it represents the basis on which the performance of the Company’s business is internally assessed. Although the items excluded from consolidated and segment operating income (loss) may be significant components in understanding and assessing the Company’s overall financial performance, management believes that consolidated and segment operating income (loss) enhances an investor’s understanding of the Company’s results of operations by highlighting the income (loss) attributable to the normal, recurring operations of the Company’s business. As prescribed by GAAP, certain investments are recorded at their fair values with the resulting unrealized gains (losses) affected by a related adjustment to DAC and VOBA, net of income tax, reported as a component of total Protective Life Corporation’s shareowners’ equity. The fair value of fixed maturities generally increase or decrease as interest rates change. The Company believes that an insurance company’s shareowners’ equity per share may be difficult to analyze without disclosing the effects of recording accumulated other comprehensive income (loss), including unrealized gains (losses) on investments

Calculation of Operating Income Return on Average Equity

Rolling Twelve Months Ended June 30, 2010

(Dollars In Thousands)

	Three Months				Twelve Months
	9/30/2009	12/31/2009	3/31/2010	6/30/2010	6/30/2010
NUMERATOR:
Net Income available to PLC’s common shareowners	$27,585	$131,011	$69,779	$41,371	$269,746
Less:
Realized investment gains (losses), net of income tax
Investments	87,495	(6,251)	23,420	33,089	137,753
Derivatives	(108,339)	2,692	(21,204)	(45,806)	(172,657)
Related amortization of DAC and VOBA, net of income tax	507	2,313	(140)	(212)	2,468
Add back:
Derivative gains related to Corp. debt and investments, net of income tax	—	—	27	27	54
Operating Income	$47,922	$132,257	$67,730	$54,327	$302,236

			Total
			Protective Life
			Corporation’s
	Total		Shareowners’
	Protective Life	Accumulated	Equity Excluding
	Corporation’s	Other	Accumulated Other
	Shareowners’	Comprehensive	Comprehensive
	Equity	Income (Loss)	Income (Loss)
DENOMINATOR:
June 30, 2009	1,628,375	(1,031,719)	2,660,094
September 30, 2009	2,302,799	(375,472)	2,678,271
December 31, 2009	2,478,821	(321,169)	2,799,990
March 31, 2010	2,821,033	(55,716)	2,876,749
June 30, 2010	3,085,599	177,490	2,908,109
Total			$13,923,213

Average			$2,784,643

Operating Income Return on Average Equity			10.9%

Calculation of Operating Income Return on Average Equity

Rolling Twelve Months Ended June 30, 2009

(Dollars In Thousands)

	Three Months				Twelve Months
	9/30/2008	12/31/2008	3/31/2009	6/30/2009	6/30/2009
NUMERATOR:
Net Income (Loss) available to PLC’s common shareowners	$(100,008)	$(15,913)	$22,135	$90,757	$(3,029)
Less:
Realized investment gains (losses), net of income tax
Investments	(228,215)	(60,407)	(85,585)	82,439	(291,768)
Derivatives	66,543	(10,574)	47,675	(72,400)	31,244
Related amortization of DAC and VOBA, net of income tax	457	(632)	(51)	612	386
Add back:
Derivative gains related to Corp. debt and investments, net of income tax	1,245	1,020	1,455	756	4,476
Operating Income	$62,452	$56,720	$61,551	$80,862	$261,585

			Total
			Protective Life
			Corporation’s
	Total		Shareowners’
	Protective Life	Accumulated	Equity Excluding
	Corporation’s	Other	Accumulated Other
	Shareowners’	Comprehensive	Comprehensive
	Equity	Income (Loss)	Income (Loss)
DENOMINATOR:
June 30, 2008	2,081,742	(486,222)	2,567,964
September 30, 2008	1,524,655	(928,205)	2,452,860
December 31, 2008	761,095	(1,667,056)	2,428,151
March 31, 2009	783,178	(1,660,204)	2,443,382
June 30, 2009	1,628,375	(1,031,719)	2,660,094
Total			$12,552,451

Average			$2,510,490

Operating Income Return on Average Equity			10.4%

Calculation of Net Income Available to PLC’s common shareowners Return on Average Equity

Rolling Twelve Months Ended June 30, 2010

(Dollars In Thousands)

	Three Months				Twelve Months
	9/30/2009	12/31/2009	3/31/2010	6/30/2010	6/30/2010
NUMERATOR:
Net Income available to PLC’s common shareowners	$27,585	$131,011	$69,779	$41,371	$269,746

			Total
			Protective Life
			Corporation’s
	Total		Shareowners’
	Protective Life	Accumulated	Equity Excluding
	Corporation’s	Other	Accumulated Other
	Shareowners’	Comprehensive	Comprehensive
	Equity	Income (Loss)	Income (Loss)
DENOMINATOR:
June 30, 2009	1,628,375	(1,031,719)	2,660,094
September 30, 2009	2,302,799	(375,472)	2,678,271
December 31, 2009	2,478,821	(321,169)	2,799,990
March 31, 2010	2,821,033	(55,716)	2,876,749
June 30, 2010	3,085,599	177,490	2,908,109
Total			$13,923,213

Average			$2,784,643

Net Income available to PLC’s common shareowners Return on Average Equity			9.7%

Calculation of Net Income (Loss) available to PLC’s common shareowners Return on Average Equity

Rolling Twelve Months Ended June 30, 2009

(Dollars In Thousands)

	Three Months				Twelve Months
	9/30/2008	12/31/2008	3/31/2009	6/30/2009	6/30/2009
NUMERATOR:
Net Income (Loss) available to PLC’s common shareowners	$(100,008)	$(15,913)	$22,135	$90,757	$(3,029)

			Total
			Protective Life
			Corporation’s
	Total		Shareowners’
	Protective Life	Accumulated	Equity Excluding
	Corporation’s	Other	Accumulated Other
	Shareowners’	Comprehensive	Comprehensive
	Equity	Income (Loss)	Income (Loss)
DENOMINATOR:
June 30, 2008	2,081,742	(486,222)	2,567,964
September 30, 2008	1,524,655	(928,205)	2,452,860
December 31, 2008	761,095	(1,667,056)	2,428,151
March 31, 2009	783,178	(1,660,204)	2,443,382
June 30, 2009	1,628,375	(1,031,719)	2,660,094
Total			$12,552,451

Average			$2,510,490

Net Income (Loss) available to PLC’s common shareowners Return on Average Equity			-0.1%

Forward-Looking Statements

This release includes “forward-looking statements” which express expectations of future events and/or results. All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and the Company cannot give assurance that such statements will prove to be correct. The factors which could affect the Company’s future results include, but are not limited to, general economic conditions and the following known risks and uncertainties: the Company is exposed to the risks of  natural and man-made catastrophes, pandemics, malicious and terrorist acts that could adversely affect the Company’s operations; the Company operates in a mature, highly competitive industry, which could limit its ability to gain or maintain its position in the industry and negatively affect profitability; a ratings downgrade or other negative action by a ratings organization could adversely affect the Company; the Company’s policy claims fluctuate from period to period resulting in earnings volatility; the Company’s results may be negatively affected should actual experience differ from management’s assumptions and estimates which by their nature are imprecise and subject to changes and revision over time; the Company’s valuation of its investments could be adversely impacted by results that differ from its expectations or assumptions; the use of reinsurance, and any change in the magnitude of reinsurance, introduces variability in the Company’s statements of income; the Company could be forced to sell investments at a loss to cover policyholder withdrawals; interest rate fluctuations could negatively affect the Company’s spread income or otherwise impact its business, including, but not limited to, the volume of sales, the profitability of products, investment performance, and asset liability management; equity market volatility could negatively impact the Company’s business, particularly with respect to the Company’s variable products, including an increase in the rate of amortization of DAC and estimated cost of providing minimum death benefit and minimum withdrawal benefit guarantees relating to the variable products; insurance companies are highly regulated and subject to numerous legal restrictions and regulations, including, but not limited to, restrictions relating to premium rates, reserve requirements, marketing practices, advertising, privacy, policy forms, reinsurance reserve requirements, acquisitions, and capital adequacy, and the Company cannot predict whether or when regulatory actions may be taken that could adversely affect the Company or its operations; changes to tax law or interpretations of existing tax law could adversely affect the Company, including, but not limited to, the demand for and profitability of its insurance products and the Company’s ability to compete with non-insurance products; the Company may be required to establish a valuation allowance against its deferred tax assets, which could materially adversely affect the Company’s results of operations, financial condition and capital position; financial services companies are frequently the targets of litigation, including, but not limited to, class action litigation, which could result in substantial judgments, and the Company, like other financial services companies, in the ordinary course of business is involved in litigation and arbitration; publicly held companies in general and the financial services industry in particular are sometimes the target of law enforcement investigations and the focus of increased regulatory scrutiny; the Company’s ability to maintain competitive unit costs is dependent upon the level of new sales and persistency of existing business, and a change in persistency may result in higher claims and/or higher or more rapid amortization of deferred policy acquisition costs and thus higher unit costs and lower reported earnings; the Company’s investments, including, but not limited to, the Company’s invested assets, derivative financial instruments and commercial mortgage loan portfolio, are subject to market, credit, and regulatory risks, and these risks could be heightened during periods of extreme volatility or disruption in financial and credit markets; the Company may not realize its anticipated financial results from its acquisitions strategy, which is dependent on factors such as the availability of suitable acquisitions, the availability of capital to fund acquisitions and the realization of assumptions relating to the acquisition; the Company is dependent on the performance of others, including, but not limited to, distributors, third-party administrators, fund managers, reinsurers and other service providers, and, as with all financial services companies, its ability to conduct business is dependent upon consumer confidence in the industry and its products; the Company’s reinsurers could fail to meet assumed obligations, increase rates, or be subject to adverse developments that could affect the Company, and the Company’s ability to compete is dependent on the availability of reinsurance, which has become more costly and less available in recent years, or other substitute capital market solutions; the success of the Company’s captive reinsurance program and related marketing efforts is dependent on a number of factors outside the control of the Company, including, but not limited to, continued access to capital markets, a favorable regulatory environment, and the overall tax position of the Company; computer viruses or network security breaches could affect the data processing systems of the Company or its business partners, and could damage the Company’s business and adversely affect its financial condition and results of operations; the Company’s ability to grow depends in large part upon the continued availability of capital; new GAAP and statutory accounting rules or changes to existing GAAP and statutory accounting rules could negatively impact the Company; the Company’s risk management policies and procedures may leave it exposed to unidentified or unanticipated risk, which could negatively affect its business or result in losses; capital and credit market volatility or disruption could adversely impact the Company’s financial condition or results from operations in several ways, including but not limited to the following: causing market price and cash flow variability in the Company’s fixed income portfolio, defaults on principal or interest payments by issuers of the Company’s fixed income investments, other than temporary impairments of the Company’s fixed income investments; adversely impacting the Company’s ability to efficiently access the capital markets to finance its reserve, capital and liquidity needs; deterioration of general economic conditions could result in a severe and extended economic recession, which could materially adversely affect the Company’s business and results of operations; there can be no assurance that the actions of the U.S. Government or other governmental and regulatory bodies for the purpose of stabilizing the financial markets will achieve their intended effect; the Company may not be able to protect its intellectual property and may be subject to infringement claims; the Company could be adversely affected by an inability to access its credit facility; the amount of statutory capital the Company has and must hold to maintain its financial strength and credit ratings and meet other requirements can vary significantly and is sensitive to a number of factors; the Company operates as a holding company and depends on the ability of its subsidiaries to transfer funds to it to meet its obligations and to pay dividends; and the Company’s strategies for mitigating risks arising from its day-to-day operations may prove ineffective. Please refer to Part I, Item 1A, Risk Factors and Cautionary Factors that may Affect Future Results of the Company’s most recent Form 10-K and Part II, Item 1A, Risk Factors, of the Company’s subsequent quarterly reports on Form 10-Q for more information about these factors.

Contacts:
Rich Bielen	Eva Robertson
Vice Chairman and Chief Financial Officer	Vice President, Investor Relations
(205) 268-3617	(205) 268-3912